              As filed with the Securities and Exchange Commission
                            on September 11, 1998
                          Registration No. 333-_____
===========================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM S-8

                        REGISTRATION STATEMENT  UNDER
                          THE SECURITIES ACT OF 1933

                      FIRST NATIONAL LINCOLN CORPORATION
              (Exact Name of Issuer as  specified in its charter)

                    Maine                              01-0404322
       (State or other jurisdiction of               (IRS Employer
        incorporation or organization)            Identification No.)

                 Main Street
                P.O.  Box 940
             Damariscotta, Maine                         04543
  (Address of Principal Executive Offices)            (Zip  Code)


                                STOCK PURCHASE PLAN
                             (Full title  of the plan)

                                 David J. Champoux
                                   Pierce Atwood
                                One Monument Square
                               Portland, Maine 04101
                       (Name and address of agent for service)

                                   (207)791-1100
         (Telephone number, including area code, of agent for service)

===============================================================================
                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                 Proposed         Proposed
Title of                         maximum          minimum
Securities      Amount           offering         aggregate       Amount of
to be           to be            price            offering        registration
registered      registered       per share        price           fee
-------------------------------------------------------------------------------
Common          40,464           $22.50 (1)       $22.50 (1)      $268.58
Stock,          shares
$.01
par value
===============================================================================
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the bid and asked prices on the NASDAQ System of the Common Stock on September 10, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1993.

PART I.     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the Registrant's Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents.


Item 4.  Description of Securities

     The Registrant has a single class of Common Stock and presently is authorized to issue up to 6,000,000 shares, $.01 par value, of which 2,476,450 shares currently are outstanding.

     Each share of the Common Stock is entitled to one vote on each matter coming before the stockholders. The presence in person or by proxy of the holders of not less than one-third of the shares entitled to vote at any meeting constitutes a quorum at that meeting. With the exception of certain matters relating to business combinations described in detail below, or with respect to matters which, under Maine law, require the approval of the holders of a greater number or percentage of outstanding shares, action at any meeting at which a quorum is present may be taken by the affirmative vote of the holders or representatives of a majority of the stock represented. The Bylaws of the Registrant provide for staggered terms for directors, whereby one-third, as nearly as may be, of the directors are elected in each year for a three year term. There is no provision for cumulative voting in the election of directors or with respect to any other matter.

     The Registrant may pay dividends out of funds legally available therefor when and if declared by the Board of Directors. The only material sources of funds available for the payment of dividends are dividends received from the Registrant's wholly-owned subsidiary, The First National Bank of Damariscotta (the "Bank"). The payment of dividends by the Bank is subject to limitations imposed by federal law and regulatory authorities. Dividends may be declared

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
by the Bank out of so much of its net profits as the directors deem appropriate, subject to the limitation that before a dividend is declared the Bank must carry at least 10% of its net profits from the preceding half year in the case of quarterly or semi-annual dividends, or at least 10% of its net profits of the preceding two consecutive half year periods in the case of annual dividends, to its surplus account until the surplus account is equal to the amount of its capital stock. In addition, the approval of the Office of the Comptroller of the Currency is required if the total of all dividends declared by the Bank in any calendar year will exceed the total of its net profits of that year combined with its retained net profits of the preceding two years, less any required transfers to surplus. The holders of the Registrant's common stock are entitled to receive and share equally in such dividends as are declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Registrant, common stockholders would be entitled to receive all of the assets of the Registrant remaining after payment of its debts and liabilities and certain expenses incurred in connection with winding up the Registrant's affairs. Holders of the Registrant's common stock have no preemptive rights.

     The Registrant's Articles of Incorporation include provisions which govern any proposed "Business Combination" (defined generally to include certain sales, exchanges, leases, mortgages, pledges, transfers or other dispositions of assets, mergers or consolidations, adoptions of plans or proposals for liquidation or dissolution or certain issuances and reclassifications of securities of the Registrant) between the Registrant or its subsidiary, on the one hand, and an Interested Stockholder, affiliate or associate thereof, on the other hand, as well as additional provisions governing selected "Control Transactions" involving changes in control of the Registrant or its subsidiary, irrespective of whether an Interested Stockholder is involved. An "Interested Stockholder" is defined generally to include any individual, entity or group, other than the Registrant and its subsidiaries or their employee benefit plans, which is the beneficial owner of ten percent (10%) or more of the common stock outstanding.

     The Registrant's Articles of Incorporation require the prior affirmative vote of the holders of at least eighty percent (80%) of all outstanding shares of stock entitled to vote in order for the Registrant or any of its subsidiaries to engage, directly or indirectly, in any Business Combination with an Interested Stockholder. This requirement does not apply, however, to any Business Combination which is approved by a majority of the Continuing Directors (defined generally as those directors who are not affiliates, associates or representatives of the Interested Stockholder and who were elected prior to the time that an Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is not an affiliate, associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors). In the event that this latter condition is met, the Business Combination would require only the shareholder vote required by law, the Articles of Incorporation, the Bylaws, or otherwise. (The provisions described below, however, nonetheless require the affirmative vote of the holders of at least 66 2/3% of the outstanding voting shares of the Registrant for certain mergers, substantial asset sales or stock issuances, and for the liquidation of the Registrant or a subsidiary, irrespective of whether an Interested Stockholder is involved or the board of directors approves such transaction.)

     In addition, in the event that a Business Combination with an Interested Stockholder does occur without the approval of a majority of the Continuing

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
Directors, each stockholder must be offered by the Interested Stockholder the opportunity to exchange such stockholder's shares of common stock for consideration not less in value than the highest price paid by the Interested Stockholder in acquiring any of its holdings in the Registrant, and no stockholder will receive consideration different in form or proportion from that received by any other stockholder in connection with the Business Combination.

     The Articles of Incorporation require the prior approval of a majority of the Registrant's directors and of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all outstanding shares of stock entitled to vote, in order for the Registrant or any of its subsidiaries to engage, directly or indirectly, in any Control Transaction (defined generally to include sales of all or substantially all of the assets of the Registrant or a subsidiary, liquidation, dissolution or mergers as a result of which the stockholders of the Registrant or such subsidiary own less than sixty percent (60%) of the stock of the surviving entity, or stock issuances resulting in a person or group acting together owning twenty-five percent (25%) or more of the stock of the Registrant or a subsidiary). Unlike the Business Combination provision described above, the approval of a Control Transaction by the Registrant's directors does not eliminate the need to obtain the stated higher level of shareholder approval. Because the definitions of Control Transaction and Business Combination overlap in several areas, in a Control Transaction that happens to involve an Interested Stockholder, the approval of a majority of the Continuing Directors would result only in the waiver of the 80% shareholder vote otherwise required for Business Combinations; however, such a transaction would also require the approval of a majority of all the directors and of the holders of sixty-six and two-thirds percent (66 2/3%) of the Registrant's outstanding stock, insofar as such requirements are not waivable under the Control Transaction provisions.

     The purpose of the Business Combination provision described above is to restrict certain "self-dealing" transactions by a stockholder who could otherwise be able, unilaterally, to cause a Business Combination to be effectuated, and to give greater assurance to the stockholders that they will receive fair and equitable treatment in the event of certain Business Combinations involving the Registrant or a subsidiary and an Interested Stockholder. The purpose of the Control Transaction provision described above is to alter the approval standards otherwise applicable to such transactions, which ordinarily require only board approval (in the case of stock issuances) or board approval together with the approval of the holders of a bare majority (50.1%) of the common stock of the Registrant, in order to require that certain transactions that could undermine the Bank's identity and function as a community bank serving the Mid-Coast region of Maine be taken only with the approval of a more substantial majority of its owners. For example, a merger with another bank resulting in the Registrant's stockholders collectively owning a minority interest in the combined entity would necessitate a 66 2/3% shareholder vote, due to the overall change in control associated with the transaction, whereas a merger in which the Registrant were to acquire a smaller bank and the Registrant's shareholders were to own collectively 75% of the stock of the combined entity would require only the approval of the holders of a majority of the Registrant's stock, on the basis that overall control would not shift in the transaction.

     However, these provisions may make more difficult or discourage a merger or acquisition of control of the Registrant, including a transaction offering financial terms deemed attractive by a majority in interest of the Registrant's stockholders, since a Business Combination with an Interested Stockholder which

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
is not approved by a majority of the Continuing Directors will require the approval of the holders of eighty percent (80%) of all outstanding shares of stock entitled to vote, and a Control Transaction must receive the approval of a majority of the Registrant's directors and of the holders of sixty-six and two-thirds percent (66 2/3%) of all outstanding shares of stock entitled to vote. In addition, to the extent that these provisions discourage or impede takeovers that would result in the change of the Registrant's management, such changes may be less likely to occur.

     Under Maine law, unless otherwise provided in the articles of incorporation and upon the adoption of a resolution by the board of directors, stockholders may amend the articles of incorporation by the affirmative vote of the holders of a majority of all outstanding shares of stock entitled to vote. The Articles of Incorporation of the Registrant, however, alter this quantum of vote, and require the affirmative vote of the holders of not less than eighty percent (80%) of all outstanding shares of stock entitled to vote, for any amendment or provision affecting the provisions described above relating to certain "Business Combinations" with an Interested Stockholder. However, the special provisions described in this paragraph will not apply to, and special votes shall not be required for, any amendment to the Business Combination provisions which has been recommended by the Board of Directors, if a majority of the directors then in office are Continuing Directors. The Control Transaction provisions may be amended only by a vote of the holders of at least 66 2/3% of all outstanding shares entitled to vote, irrespective of whether the Board of Directors recommends such an amendment. The special votes required for amendments to these provisions of the Articles of Incorporation are designed to prevent any stockholder from circumventing such provisions by amending the Articles of Incorporation.

     Management is not aware of any arrangement which could at a subsequent date result in a change in control of the Registrant.


Item 5.  Interests of Named Experts and Counsel

     Not applicable.


Item 6.  Indemnification

     Section 719 of the Maine Business Corporation Act (13-A M.R.S.A. S. 101, et seq.) authorizes the indemnification by the corporation of any person who is a party or is threatened to be made a party to any action, suit or proceeding by reason of that person's status as a director, officer, employee or agent of the corporation; provided that no such indemnification may be provided for any person if he or she shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) in any criminal proceeding, to have had reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or on behalf of the corporation, indemnification may only be provided if the court determines that such person is fairly and reasonably entitled to the requested indemnification. Indemnification must be provided to the extent that a director, officer, employee or agent has been successful, on the merits or otherwise, in defense of an action of the type described in the first sentence of this paragraph.

     The Bylaws of the Registrant provide that it shall indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. No indemnification may be provided for any director or officer who shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant or who had reasonable cause to believe that his or her conduct was unlawful. Any indemnification under this provision of the Bylaws, unless required under the Bylaws or ordered by a court, can be made only as authorized in each specific case upon determination by a majority of disinterested directors or by independent legal counsel or by the shareholders that such indemnification is appropriate under the standard set forth in the preceding sentence. The Bylaws further empower the Registrant to purchase and maintain insurance on behalf of its directors, officers, employees and agents with respect to any such claim, action or proceeding.


Item 7.  Exemption from Registration Claimed.

     Not applicable.


Item 8.  Exhibits

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


Item 9.  Undertakings

     1.  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new

Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Damariscotta, State of Maine, on the 11th day of September, 1998.


                                  FIRST NATIONAL LINCOLN CORPORATION


                              By: Daniel R. Daigneault
                                  Daniel R. Daigneault
                                  President and Chief
                                  Executive Officer

POWER OF ATTORNEY

     We, the undersigned officers and directors of FIRST NATIONAL LINCOLN CORPORATION, hereby severally constitute Daniel R. Daigneault and F. Stephen Ward, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable FIRST NATIONAL LINCOLN CORPORATION to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

-------------------------------------------------------------------------------
Signature                         Title
-------------------------------------------------------------------------------

Daniel R. Daigneault              President, Chief Executive )
Daniel R. Daigneault              Officer and Director       )
                                                             )
F. Stephen Ward                   Treasurer (Principal       )
F. Stephen Ward                   Financial and Accounting   )
                                  Officer)                   )
                                                             )
M. Robert Barter                  Director                   )
M. Robert Barter                                             )
                                                             )
Bruce A. Bartlett                 Director                   )
Bruce A. Bartlett                                            ) July 16, 1998
                                                             )
Malcolm E. Blanchard              Director                   )
Malcolm E. Blanchard                                         )
                                                             )
Katherine M. Boyd                 Director                   )
Katherine M. Boyd                                            )
                                                             )
Robert B. Gregory                 Director                   )
Robert B. Gregory                                            )
                                                             )
Carl S. Poole, Jr.                Director                   )
Carl S. Poole, Jr.                                           )
                                                             )
David B. Soule, Jr                Director                   )
David B. Soule, Jr.                                          )
                                                             )
Parker L. Spofford                Director                   )
Parker L. Spofford                                           )
                                                             )
Stuart G. Smith                   Director                   )
Stuart G. Smith                                              )

-------------------------------------------------------------------------------

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Exhibit Index


-------------------------------------------------------------------------------
Exhibit Number              Description
-------------------------------------------------------------------------------

4.1(1)                      Articles of Incorporation of the Registrant

4.2(1)                      Bylaws of the Registrant

5                           Opinion of Pierce Atwood

10                          Stock Purchase Plan

24.1                        Consent of Pierce Atwood (included in Exhibit 5)

24.2                        Consent of Berry, Dunn, McNeil & Parker

25.1                        Power of Attorney (see page 8
                            of this Registration Statement)

-------------------------------------------------------------------------------

(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 2-96573) and in the Registrant's Quarterly Report filed on Form 10-Q for the second quarter of 1996.
































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Exhibits 5 and 24.1


Opinion and Consent of Pierce Atwood



                                                   September 11, 1998


First National Lincoln Corporation
Main Street
P.O. Box 940
Damariscotta, Maine  04543

Re:     Stock Purchase Plan

Dear Sirs:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 40,464 shares of Common Stock, $.01 par value (the "Shares"), of First National Lincoln Corporation, a Maine corporation (the "Company"), issuable under the Company's Stock Purchase Plan (the "Plan").

     We have examined and relied upon the Company's Articles of Incorporation and Bylaws and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed relevant for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares covered by the Registration Statement issued or to be issued under the Plan, as described in the Registration Settlement, and the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                         Very truly yours,

                         PIERCE ATWOOD

Exhibit 10


THE  FIRST  NATIONAL  BANK  OF  DAMARISCOTTA
STOCK  PURCHASE  PLAN

The First National Bank of Damariscotta, a national bank with its principal place of business in the town of Damariscotta, County of Lincoln, State of Maine (hereafter referred to as the Bank), hereby adopts the following stock purchase plan for its employees of the Bank and members of the board of directors of the Bank or of First National Lincoln Corporation (each a "Director"), effective February 1, 1987 incorporating the following amendments; amendment #1 Section 3, dated October 19, 1989; amendment #2 Section 6, dated July 19, 1990; amendment #3 Section 1, Section 2, Section 3, Section 4, Section 6, Section 7, Section 8, dated February 16, 1995; and amendment #4, Section 4 and Section 7, dated December 22, 1997.

1.     Purpose
This stock purchase plan (the Plan) is intended to advance the interests of the Bank by providing employees of the Bank and Directors with an opportunity to acquire or enlarge their proprietary interests in the Bank, through purchase of First National Lincoln Corporation common stock, as an incentive to work for its success and to encourage them to remain in the employ of the Bank or to continue to serve on the board of directors of the Bank or First National Lincoln Corporation, as applicable.

2.     Administration
The Plan shall be administered by a Committee appointed by the Board of Directors. The Committee may adopt rules and regulations from time to time for carrying out the Plan. The Committee shall be responsible to the Board of Directors for the operation of the Plan and shall make recommendations to the Board with respect to participation in the Plan by employees of the Bank and by Directors.

3.     Eligibility
Any employee who has been in the employment of the Bank for a period of three
(3) consecutive calendar months, or until the completion of the probationary period, and any Director who has served in such capacity for a period of three
(3) consecutive calendar months, shall be eligible to purchase stock under the Plan.

4.     Stock
First National Lincoln Corporation has, as of December 22, 1997, authorized capital stock of 6,000,000 shares, of which 2,475,548 shares are issued and outstanding. The First National Lincoln Corporation has allocated 80,000 shares of its common stock to The First National Bank of Damariscotta for the purposes of the Plan.

5.     Tax Considerations
The purchase of stock under this Plan will be subject to no special income tax treatment.

6.     Method of Payment
Payment for the stock will be by payroll deduction or, in the case of Directors, by withholding of or deduction from director fee payments. In addition, optional cash payments may be made by eligible employees or Directors in amounts not to exceed $2,000 per calendar quarter. The committee will provide authorization forms and will hold the stock subscribed for on behalf of the participant until full payment of the purchase price.

Purchases of shares under the Plan shall be effectuated on the first business day of each fiscal quarter at the fair market value of such shares as of the close of business on the last day of the immediately preceding fiscal quarter, as determined by the Board of Directors of First National Lincoln Corporation. Funds held by the Bank pursuant to payroll deduction, Directors' fees deduction or withholding, or otherwise for the purchase of shares under the Plan, shall be deposited in a non-interest-bearing checking account with the Bank in the name of the Plan (the "Account") pending such purchases. No fractional shares shall be purchased or issued under the Plan, and any funds held for the benefit of a Plan participant in the Account which are not sufficient on a given purchase date hereunder to purchase a whole share of stock shall be retained in the Account for the benefit of such participant and shall be applied to shares purchased by such participant on the next succeeding purchase date hereunder.

7.     Securities Law Matters
Eligible Plan participants shall be entitled to elect to purchase shares under the Plan or to terminate or modify an existing election to purchase shares under the Plan, only by prior written notice delivered to the Board of Directors of the Bank and taking effect on a designated date during the ten
(10) day period following the public availability, as determined by the Board of Directors of the Bank, of any quarterly report on Form 10-Q or any annual report on Form 10-K filed by First National Lincoln Corporation.

8.     Termination and Amendment of the Plan
This Plan may be amended by action of the Boards of Directors of the Bank and First National Lincoln Corporation, and will continue in effect until terminated by the Boards of Directors of the Bank and First National Lincoln Corporation.

Amended this 1st day of July, 1998, by The First National Bank of Damariscotta acting herein by Daniel R. Daigneault, its President and CEO.


                                               Daniel R. Daigneault
                    Witness                    Daniel R. Daigneault


Agreed to this 1st day of July, 1998, by First National Lincoln Corporation acting herein by Daniel R. Daigneault, its President and CEO.


                                               Daniel R. Daigneault
                    Witness                    Daniel R. Daigneault

Exhibits 24.2


Consent of Berry, Dunn, McNeil & Parker



We have issued our report dated January 30, 1998, accompanying the consolidated financial statements incorporated by reference in the Annual Report on Form 10K of First National Lincoln Corporation for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of First National Lincoln Corporation in Form S-8 filed in September 11, 1998.



Berry, Dunn, McNeil & Parker

Portland, Maine
September 11, 1998







































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